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                                                       Exhibit 5

                       BOSE McKINNEY & EVANS LLP
                       2700 First Indiana Plaza
                     135 North Pennsylvania Street
                      Indianapolis, Indiana  46240
                            (317) 684-5000


November 10, 1999

Duke-Weeks Realty Corporation
Duke-Weeks Realty Limited Partnership
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

Dear Sirs:

We are acting as counsel to Duke-Weeks Realty Corporation, an Indiana corporation (the "Company"), and Duke-Weeks Realty Limited Partnership, an Indiana limited Partnership (the "Partnership"), in connection with the registration by the Partnership pursuant to Rule 462(b) of $25,000,000 in maximum aggregate offering price of debt securities of the Partnership ("Debt Securities"). The Debt Securities are the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Partnership on Form S-3 under the Securities Act of 1933, as amended.

We have examined photostatic copies of the Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended to date, and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon.

Based upon and subject to the foregoing, it is our opinion that the Debt Securities have been duly authorized by all necessary partnership action of the Partnership and when (a) the applicable provisions of the Securities Act of 1933 and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be binding obligations of the Partnership.


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Duke-Weeks Realty Corporation
Duke-Weeks Realty Limited Partnership
November 10, 1999
Page 2


We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 filed under the Securities Act of 1933 relating to the Debt Securities.

Very truly yours,

/s/  BOSE McKINNEY & EVANS LLP